Exhibit 12.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of mmO2 plc (the “Company”) on Form 20-F for the period ending March 31, 2003, to be filed with the Securities and Exchange Commission on 7 July 2003 (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Erskine —————————————

Name: Peter Erskine

Title: Chief Executive Officer

Date: 7 July 2003

/s/ David Finch —————————————

Name: David Finch

Title: Chief Financial Officer

Date: 7 July 2003

A signed original of this written statement required by Section 906 has been provided to mmO2 plc and will be retained by mmO2 plc and furnished to the Securities and Exchange Commission or its staff upon request.

In accordance with the interim guidance for Section 906 certification issued by the United States Securities and Exchange Commission on March 21, 2003 in Release No. 33-8212, this certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that mmO2 plc specifically incorporates it by reference.

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